SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported)  August 29, 1996

                         BALCOR PENSION INVESTORS - V
         ------------------------------------------------------------
                           Exact Name of Registrant


Illinois                                0-13233
- --------------------------------        --------------------------------
State or other jurisdiction             Commission file number

2355 Waukegan Road
Suite A200
Bannockburn, Illinois                   36-3254673
- --------------------------------        --------------------------------
Address of principal                    I.R.S. Employer
executive offices                       Identification
                                        Number

60015
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Zip Code


              Registrant's telephone number, including area code:
                                (847) 267-1600
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ITEM 5. OTHER INFORMATION
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a)  Noland Fashion Square

In 1989, the Partnership and two affiliates (together, the "Participants") funded a $23,300,000 first mortgage loan (the "Loan") collateralized by the Noland Fashion Square, Independence, Missouri. The Partnership's participating percentage in the Loan is approximately 41%. As previously reported, the Participants contracted to sell the Loan to an unaffiliated party, CS First Boston Mortgage Capital Corp., for a sale price equal to 79.28% of the principal balance of the Loan as of the closing date. The sale of the Loan closed on August 22, 1996. The principal balance of the Loan at closing was $22,356,107 and the sale price was $17,700,000. The Participants additionally received a $25,000 premium from the purchaser.

From the proceeds of the sale, the Participants paid closing costs of $50,000 and $197,250 to an unaffiliated party as a commission. The Participants received the remaining proceeds of $17,477,750 of which $250,000 will not be available for use or distribution by the Participants until November 22, 1996. The Partnership's share of the total net proceeds is approximately $7,166,000.

b)  Waldengreen Apartments

In 1985, the Partnership funded a $2,250,000 loan evidenced by a promissory note in the amount of $7,250,000 and secured by a wrap-around mortgage on the Waldengreen Apartments, Orlando, Florida. In 1987, pursuant to a loan modification, the Partnership funded an additional $3,350,000 on the loan. In 1993, the Partnership purchased the first mortgage loan which was held by an unaffiliated party for $2,269,702. Subsequently, in 1993, the Partnership obtained title to the property through foreclosure.

On August 29, 1996, the Partnership contracted to sell the property for a sale price of $7,100,000 to an unaffiliated party, Southern Properties Fund, Inc., a Florida corporation. The purchaser has deposited $150,000 into an escrow account as earnest money and will pay the remaining $6,950,000 in cash at closing, which is scheduled to occur no later than October 26, 1996. From the proceeds of the sale, the Partnership will pay $177,500 to an unaffiliated party as a brokerage commission and a fee of $88,750 to an affiliate of the third party providing property management services for the property for services rendered in connection with the sale. The Partnership will receive the remaining proceeds of approximately $6,833,750, less closing costs.
Neither the General Partner nor any affiliate will receive a brokerage commission in connection with the sale of the property. The General Partner will be reimbursed by the Partnership for actual expenses incurred in connection with the sale.

The closing is subject to the satisfaction of numerous terms and conditions. There can be no assurance that all of the terms and conditions will be complied with and, therefore, it is possible the sale of the property may not occur.
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c)  45 West 45th Street

As previously reported, on July 29, 1996, a limited partnership in which the Partnership and three affiliates hold interests and which owns the 45 West 45th Street Office Building, New York City, New York, contracted to sell the property to an unaffiliated party, Olmstead Properties, Inc., a New York corporation, for a sale price of $10,300,000. Pursuant to an agreement dated August 12, 1996, the closing date has been extended from October 25, 1996 to November 12, 1996. The purchaser has the option to further extend the closing to a date no later than December 12, 1996 upon written notice no later than October 26, 1996 and the deposit of an additional $200,000 in earnest money no later than November 8, 1996.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
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     (a)  FINANCIAL STATEMENTS AND EXHIBITS:

            None

     (B)  PRO FORMA FINANCIAL INFORMATION:

            None

     (C)  EXHIBITS:

          (99) (a) Agreement of Sale and attachments thereto relating to the sale of the Waldengreen Apartments, Orlando, Florida.

               (b) First Amendment to the Agreement of Sale relating the sale of the 45 W. 45th Street Office Building, New York City, New York.


     No information is required under Items 1, 2, 3, 4, 6 and 8 and these items have, therefore, been omitted.
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Signature
- -------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                         BALCOR PENSION INVESTORS-V

                         By: Balcor Mortgage Advisors-V, an Illinois general partnership, its general partner

                         By:  The Balcor Company, a Delaware corporation,
                              a partner

                         By:  /s/ Jerry M. Ogle
                              ------------------------------------
                                  Jerry M. Ogle, Vice President
                                  and Secretary

Dated:  September 20, 1996
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